UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

March 21, 2012
Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Offering of Common Stock

On March 21, 2012, HCP, Inc. (“HCP”) issued a press release announcing that it has commenced a public offering of 9,000,000 shares of its common stock pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. HCP intends to grant the underwriter an option for 30 days to purchase up to an additional 1,350,000 shares.  The Company anticipates that $295.5 million of the proceeds from this offering will be used to redeem all outstanding shares of its 7.25% Series E Cumulative Redeemable Preferred Stock (NYSE:HCPPRE) and 7.10% Series F Cumulative Redeemable Preferred Stock (NYSE:HCPPRF), before accrued and unpaid dividends.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference in its entirety.

Consent of Independent Registered Public Accounting Firm

HCP is also filing this Current Report on Form 8-K to amend Exhibit 23.2 (the “Original Exhibit 23.2”) to its Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 14, 2012 (the “2011 Form 10-K”). HCP’s independent registered public accounting firm, Deloitte & Touche LLP (the “Firm”), consented to the use of their reports dated February 14, 2012 that are included in the 2011 Form 10-K. In the Original Exhibit 23.2 the Firm inadvertently referenced the incorrect date of February 15, 2011. The consent attached hereto as Exhibit 23.2 supersedes and replaces the Original Exhibit 23.2. This Amendment makes no attempt to reflect events occurring after the filing of the 2011 Form 10-K and does not change any previously reported financial results of operations or any disclosures contained in that document, other than an updated Exhibit 23.2.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description

23.2	Consent of Deloitte & Touche LLP

99.1	Text of the Press Release, dated March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2012

HCP, Inc.

	By:	/s/ Timothy M. Schoen

Timothy M. Schoen,
Executive Vice President -
Chief Financial Officer

EXHIBIT INDEX

No.	Description

23.2	Consent of Deloitte & Touche LLP

99.1	Text of the Press Release, dated March 21, 2012.